Contacts:	Carol K. Nelson, CEO Rob Disotell, CCO 425.339.5500 www.cascadebank.com	NEWS RELEASE

Cascade Financial Earns $1.1 Million in Fourth Quarter and Achieves Record Core Deposit Growth
While Credit Quality Improves

Everett, WA – January 26, 2010 – Cascade Financial Corporation (Cascade) (NASDAQ: CASB), parent company of Cascade Bank (Bank), today reported it earned $1.1 million for the fourth quarter of 2009.  After adjustments for the preferred stock dividend and accretion of the issuance discount on preferred stock issued to the U.S. Treasury, Cascade reported income available for common stockholders of $521,000, or $0.04 per diluted share, for the fourth quarter of 2009, compared to $2.2 million, or $0.18 per diluted share, for the fourth quarter a year ago.  Dividend accruals on preferred stock issued to the U.S. Treasury under the Capital Purchase Program for the quarter totaled $487,000, and the accretion of the issuance discount on preferred stock for the quarter was $107,000.

“Cascade posted a profitable quarter, with record checking deposit growth and improved credit metrics,” stated Carol K. Nelson, President and CEO.  “Checking deposits were up 138% year-over-year and 36% from the prior quarter, which helped lower our cost of funds.  We continue to operate in a challenging lending environment and, while we are encouraged with the progress made in the fourth quarter, we are taking every opportunity to further strengthen our credit quality.”

4Q09 Highlights:

•	Cascade remains well-capitalized by regulatory standards with total risk-based capital at 13.14%

•	Net income was $1.1 million, with income available to common shareholders of $521,000, or $0.04 per diluted common share

•	Allowance for loan losses increased $1.2 million with provision for loan losses of $8.0 million and net charge-offs of $6.4 million in the quarter

•	The allowance for loan losses to total loans increased to 2.16%, up from 1.31% a year ago

•	Nonperforming assets totaled 7.33% of total assets, compared to 8.05% three months earlier, a reduction of $19.6 million

•	Deposit mix improved with total checking account balances representing 39% of total deposits versus 19% as of December 31, 2008

•	Total checking account balances increased 138% from December 31, 2008

•	Loan portfolio mix improved with a 37% reduction in real estate construction loans from a year ago

“During the fourth quarter, previously disclosed FDIC restrictions prohibited dividend payments from the Bank to the holding company, which in turn led us to defer the payment of interest on our Trust Preferred Securities (TPS) and dividends on our preferred stock.  We continue to accrue these payments and expect to resume cumulative payments on these securities upon FDIC approval.  Because of the dividend suspension, the carrying value of the Corporation’s $10.0 million par junior subordinated debentures payable (Trust Preferred Securities) declined significantly, and based on GAAP standards, the decline in carrying value was recorded as a $5.0 million addition to other income,” said Nelson.

“We are encouraged by the reduction in nonperforming loans during the quarter, which reflects the hard work of our team.  However, we are continuing to build our reserves until we see improvement in the regional economy,” Nelson said.  The fourth quarter provision for loan losses was $8.0 million, well above net charge-offs of $6.4 million, and up from the $4.0 million provision in the third quarter of 2009 and $2.4 million in the fourth quarter of 2008.  The total allowance for loan losses now stands at $26.0 million, or 2.16% of total loans at year end, up from $24.8 million, or 2.02% of total loans at September 30, 2009, and $16.5 million, or 1.31% of total loans a year ago.

For the year, Cascade reported a net loss of $23.5 million, and a loss attributable to common stockholders of $25.8 million, or a loss of $2.13 per diluted share, compared to net income of $2.1 million and income available for common stockholders of $1.8 million, or $0.15 per diluted share in 2008.  Of the current year loss, $11.7 million was due to a goodwill impairment charge taken in the second quarter.  The non-cash goodwill impairment charge represented the write-off of a portion of the goodwill recorded from a prior bank acquisition and does not impact liquidity, operations, tangible capital or Cascade’s regulatory capital ratios.  The loan loss provision for the year was $44.2 million compared to $7.2 million in 2008.

Credit Quality

“Credit quality improved in the fourth quarter with nonperforming loans declining by over 15% during the quarter to $106.1 million, or 8.82% of total loans at year end, compared to $125.7 million or 10.21% of total loans three months earlier,” said Rob Disotell, Chief Credit Officer.  “Additionally, Real Estate Owned (REO) increased $11.9 million during the quarter as

(more)

Cascade Financial – 4Q09 Results
January 26, 2010

we successfully acquired title to properties securing nonperforming loans.  Of this $11.9 million in REO, $3.8 million is now under contract for sale.”  REO and other repossessed assets totaled $18.8 million at December 31, 2009 compared to $7.0 million three months earlier.

The following table shows nonperforming loans versus total loans in each category:

	Balance at	Nonperforming	NPL as a %
LOAN PORTFOLIO ($ in 000's)	12/31/2009	Loans (NPL)	of Loans
Business	$469,196	$6,988	1%
R/E construction
Spec construction	59,360	13,787	23%
Land acquisition and development	120,712	54,740	45%
Land	25,452	10,380	41%
Multifamily and custom construction	18,923	-	0%
Commercial construction	32,470	6,477	20%
Total R/E construction	256,917	85,384	33%
Commercial R/E	183,286	12,581	7%
Multifamily	82,418	-	0%
Home equity/consumer	31,738	486	2%
Residential	179,133	657	0%
Total	$1,202,688	$106,096	9%

“During the quarter, we continued to make progress on reducing nonperforming assets,” said Disotell.  “While $11.4 million in loans were placed on nonaccrual status, $10.4 million were paid off during the quarter, $6.2 million were charged off and $14.3 million were moved to REO status allowing us to move quickly to actively market these properties for sale.”

Additions of $11.4 million to nonperforming loans were centered in:

•	$4.7 million in spec construction loans including $3.3 million in advances on existing spec construction loans to fund the completion of single-family homes as a part of successful work-out strategies

•	$2.1 million in additions to land acquisition and development loans

Paydowns of $10.4 million in loans on nonaccrual status during the quarter were centered in:

•	$6.3 million in spec construction loans through the sale of completed homes

•	$3.1 million in land acquisition and development through the sale of completed homes

(more)

Cascade Financial – 4Q09 Results
January 26, 2010

The following table shows the migration of nonperforming loans through the portfolio in each category: (12/31/09 compared to 9/30/09)

		Additions	Paydowns	Charge-offs
	Balance at	during	during	during	Transfers	Balance at
NONPERFORMING LOANS ($ in 000's)	12/31/2009	quarter	quarter	quarter	to REO	09/30/2009
Business	$6,988	$1,768	$(177)	$(3,027)	$(200)	$8,624
R/E construction
Spec construction	13,787	4,664	(6,349)	(557)	(1,731)	17,760
Land acquisition and development	54,740	2,095	(3,116)	(1,074)	-	56,835
Land	10,380	952	(545)	(916)	(8,790)	19,679
Commercial R/E	6,477	113	-	-	-	6,364
Total R/E construction	85,384	7,824	(10,010)	(2,547)	(10,521)	100,638
Commercial R/E	12,581	(490)	(154)	-	(234)	13,459
Multifamily	-	-	-	(246)	(1,854)	2,100
Home equity/consumer	486	89	(1)	(60)	-	458
Residential	657	2,201	(91)	(367)	(1,494)	408
Total	$106,096	$11,392	$(10,433)	$(6,247)	$(14,303)	$125,687

“The housing market continues to present challenges, despite modest improvement of home sales in the Puget Sound area compared to a year ago,” said Disotell.  “We continue to build our allowance for loan losses with a 2009 provision expense of $44.2 million well above net charge-offs of $33.6 million and a fourth quarter provision expense of $8.0 million covered the net charge-offs of $6.4 million.”

The following table shows the change in REO and other repossessed assets during the quarter:

REO and other repossessed assets ($ in 000's)
Balance at 9/30/09	$6,967
Additions	15,124
Sales	(3,108)
Write-downs	(135)
Loss on sales	(6)
Balance at 12/31/09	$18,842

Nonperforming assets were 7.33% of total assets at December 31, 2009, compared to 8.05% at the end of the preceding quarter, and 2.55% a year ago.  The total allowance for loan losses, which includes the $69,000 allowance for off-balance sheet loan commitments, was $26.0 million at quarter-end, equal to 2.16% of total loans compared to 2.02% at September 30, 2009, and 1.31% as of December 31, 2008.

Loans delinquent 31-90 days totaled $2.7 million, or 0.23% of total loans at December 31, 2009, compared to $3.0 million, or 0.24% of total loans at September 30, 2009 and $8.9, or 0.71% of total loans at December 31, 2008.  The Bank had one loan totaling $247,000 that was 90 days or more past due and still accruing interest at December 31, 2009.

Loan Portfolio

Total loans decreased from a year ago as Cascade further reduced its real estate construction loan concentrations.  Total loans decreased 4%, or $55.6 million, on a year-over-year basis to $1.20 billion at December 31, 2009.

The following table shows the changes in the loan portfolio in each category:  (12/31/09 compared to 9/30/09 and 12/31/08)

LOANS ($ in 000's)	December 31, 2009	September 30, 2009	December 31, 2008	One Year Change
Business	$469,196	$473,546	$485,060	-3%
R/E construction	256,917	284,888	406,505	-37%
Commercial R/E	183,286	193,652	122,951	49%
Multifamily	82,418	84,029	86,864	-5%
Home equity/consumer	31,738	31,455	30,772	3%
Residential	179,133	163,151	126,089	42%
Total loans	$1,202,688	$1,230,721	$1,258,241	-4%

(more)

Cascade Financial – 4Q09 Results
January 26, 2010

Business loans decreased 3% from year ago levels to $469 million.  Construction loans outstanding decreased 37% to $257 million at December 31, 2009, compared to $407 million a year ago.  Construction loans represented 21% of the loan portfolio at December 31, 2009 compared to 32% a year ago.  Commercial real estate (CRE) loans declined by $10.4 million over the prior quarter as Cascade had continued success in reducing real estate concentrations in the loan portfolio.  CRE loans increased 49% from year ago levels primarily due to $61.0 million in loans reclassified into that category as construction projects were completed and achieved their lease-up targets.  Of the $183 million in CRE, $5.2 million, or 3%, is owner-occupied.  Multifamily loans decreased 5% from year ago levels to $82.4 million and business loans decreased 3% from year ago levels to $469 million.  Home equity and consumer loans increased 3% to $31.7 million, while residential loans grew 42% to $179 million, compared to a year ago.  Growth in residential loans came primarily from the success of the Builder Sales Program used to facilitate the sale of newly constructed homes to qualified buyers.

Further details on changes during the fourth quarter are as follows:

	Balance at		Reclassifi-	Transfers		Balance at
LOANS ($ in 000's)	12/31/2009	Additions, net	cations	to REO	Charge-offs (1)	09/30/2009	Change
Business	$469,196	$(1,118)	$-	$(200)	$(3,032)	$473,546	-1%
R/E construction	256,917	(12,767)	(2,136)	(10,521)	(2,547)	284,888	-10%
Commercial R/E	183,286	(12,268)	2,136	(234)	-	193,652	-5%
Multifamily	82,418	489	-	(1,854)	(246)	84,029	-2%
Home equity/consumer	31,738	343	-	-	(60)	31,455	1%
Residential	179,133	17,843	-	(1,494)	(367)	163,151	10%
Total loans	1,202,688	(7,478)	-	(14,303)	(6,252)	1,230,721	-2%
Deferred loan fees	(3,575)	96	(467)	-	-	(3,204)	12%
Allowance for loan losses	(25,900)	(8,000)	461	-	6,388	(24,749)	5%
Loans, net	$1,173,213	$(15,382)	$(6)	$(14,303)	$136	$1,202,768	-2%

(1) Excludes negative NOW account write-offs of $83,000, REO writedowns of $128,000, and recoveries of $75,000

Investment Portfolio and Liquidity

The investment portfolio increased $19.7 million over the prior year, but was down $5.1 million from the prior quarter to $276 million.  Most of the quarterly decline was due to the decrease in the mark-to-market value of available-for-sale securities.  “Our interest-bearing deposits including deposits at the Federal Reserve were $142 million as of December 31, 2009, up considerably from $41.6 million a year earlier,” said Nelson.  “The increase in balances at the Federal Reserve is a major aspect of our initiative to enhance our liquidity.”

Deposit Growth

Total deposits were up $107 million, or 10% from the preceding quarter-end and up $133 million, or 13% compared to a year ago.  Total checking account balances were up $117 million, or 36% from the preceding quarter and up $258 million, or 138% compared to a year ago.  Personal checking account balances grew by 188% or $192 million over the last twelve months and business checking balances grew 78% or $66.0 million during the same time period.  “The robust growth in core deposits over the past twelve months has lowered our funding costs and demonstrates the effectiveness of our strong sales culture,” Nelson said.  The growth in business checking balances resulted from a combination of new accounts, higher business escrow account balances and the movement of public funds previously in money market accounts and CDs into insured checking accounts.  CDs were down $14.4 million during the fourth quarter and down $54.2 million on a year-over-year basis, and brokered CDs were down $16.9 million at the quarter-end to $163 million.

The following table shows deposits in each category:  (12/31/09 compared to 9/30/09 and 12/31/08)

DEPOSITS ($ in 000's)	December 31, 2009	September 30, 2009	December 31, 2008	One Year Change
Personal checking accounts	$294,238	$198,766	$102,123	188%
Business checking accounts	150,684	128,846	84,720	78%
Total checking accounts	444,922	327,612	186,843	138%
Savings and MMDA	133,130	128,918	204,035	-35%
CDs	561,722	576,133	615,904	-9%
Total deposits	$1,139,774	$1,032,663	$1,006,782	13%

(more)

Cascade Financial – 4Q09 Results
January 26, 2010

Capital Management

Cascade remains well-capitalized for regulatory purposes with a Risk-based capital ratio of 13.14% and Tier 1 capital ratio of 8.84% as of December 31, 2009.  Tangible book value was $6.93 per common share at year-end, compared to $8.15 a year ago.  Cascade’s tangible capital to assets ratio was 4.98% at year-end compared to 6.11% a year earlier.

In June 2009, Cascade announced that it would temporarily suspend its regular quarterly cash dividend on common stock to preserve capital.

Operating Results

Net interest income for the fourth quarter was down 6% to $10.4 million compared to $11.1 million for the fourth quarter of 2008, due primarily to higher levels of nonperforming loans.

Total other income increased to $7.6 million for the quarter, compared to $1.9 million for the fourth quarter a year ago. The increase in total other income was primarily due to the fair value adjustment on Trust Preferred Securities.  The suspension of interest payments led to a downward revision to the carrying value of the Corporation’s $10.0 million par junior subordinated debentures payable (Trust Preferred Securities), reducing the fair value of this liability and increasing other income for the quarter by $5.0 million.

Total other expenses were $8.6 million in the fourth quarter of 2009, compared to $7.2 million, in the fourth quarter of 2008.  Compensation expense fell 2% but was offset by significantly higher REO expense compared to the fourth quarter a year ago.

For the full year, net interest income was $43.3 million, compared to $45.9 million in 2008.  The increase in nonperforming assets was the primary cause of the lower year-over-year net interest income.  Other income increased 88% to $16.7 million in 2009 compared to $8.9 million in 2008, largely due to the $1.4 million increase in gain on sale of securities and the $6.3 million increase in fair value adjustment on TPS.

Total other expenses increased to $34.3 million in 2009 (excluding the OTTI and goodwill impairment charge) compared to $28.5 million, (excluding the OTTI charge) in 2008.  The increase was due to a $1.2 million increase in FDIC insurance premiums, the $732,000 FDIC special assessment, a $1.5 million increase in writedowns/losses on REO, and a $1.8 million increase in REO expense.  During 2009, the Bank froze salaries and eliminated bonus payments.  These actions reduced compensation expense by $753,000 or 5.2% before the addition of the new Edmonds branch and a full year of operation of the Burlington branch.

The efficiency ratio improved to 47.7% in the fourth quarter of 2009 compared to 56.4% in the preceding quarter and 55.3% in the fourth quarter a year ago.  For the year, the efficiency ratio, excluding the OTTI charges and goodwill impairment, was 57.2% compared to 52.1% in 2008.  This ratio was impacted by higher costs associated with REO, legal expenses and the FDIC special assessment.

Net Interest Margin

Cascade’s net interest margin was 2.79% for the fourth quarter of 2009, compared to 3.03% in the immediate prior quarter and 3.01% for the fourth quarter a year ago.  “The net interest margin was negatively impacted during the quarter by the cost of building our liquidity balances,” said Nelson.  “The yield on our investment portfolio declined by 27 basis points in the quarter as we took steps to shorten the duration of our investment portfolio.  In addition, the drag from nonperforming loans, including the reversal of previously accrued interest, continues to weigh on net interest income.  The net interest margin decreased by 24 basis points in the quarter, and 22 basis points for the year.”  The yield on earning assets declined by 25 basis points compared to the preceding quarter, while the cost of interest-bearing liabilities increased by two basis points.  For all of 2009, the net interest margin was 2.96%, compared to 3.20% for 2008.

The following table depicts Cascade’s yield on earning assets, its cost of funds on paying liabilities and the resulting spread and margin:
	4Q09	3Q09	2Q09	1Q09	4Q08	3Q08	2Q08	1Q08	4Q07
Asset yield	5.35%	5.60%	5.63%	5.83%	6.07%	6.67%	6.31%	6.62%	7.20%
Liability cost	2.65%	2.63%	2.74%	3.02%	3.33%	3.44%	3.51%	4.03%	4.32%

Spread	2.70%	2.97%	2.89%	2.81%	2.74%	3.23%	2.80%	2.59%	2.88%
Margin	2.79%	3.03%	3.01%	3.03%	3.01%	3.52%	3.17%	3.02%	3.38%

Regulatory Matter

In December 2009, the Bank received the Report of Examination for its annual full scope safety and soundness exam conducted by the FDIC and Washington Department of Financial Institutions (the “Regulators”) in May 2009.  Based on the examination report, the board of directors of the Bank today entered into an informal agreement called a memorandum of

(more)

Cascade Financial – 4Q09 Results
January 26, 2010

understanding with the Regulators. The memorandum requires the Bank to take actions to address areas of concern to the Regulators and to provide periodic reports.  These actions include performing a risk segmentation of the Bank’s loan portfolio; reducing concentrations of construction, lot development and other commercial real estate loans and levels of adversely classified and delinquent loans; strengthening credit administration; increasing board oversight; reducing non-core funding; and enhancing planning processes, loan loss reserve and regulatory compliance policies.

Conference Call

Cascade’s management team will host an analyst call on Wednesday, January 27, 2010, at 11:00 a.m. PST (2:00 p.m. EST) to discuss fourth quarter results.  Interested investors may listen to the call live or via replay at www.cascadebank.com under shareholder information.  Investment professionals are invited to dial (480) 629-9835, using access code 4197863 to participate in the live call.  A replay will be available for a week at (303) 590-3030, using access code 4197863.

About Cascade Financial

Established in 1916, Cascade Bank, the only operating subsidiary of Cascade Financial Corporation, is a state chartered commercial bank headquartered in Everett, Washington.  Cascade Bank has proudly served the Puget Sound region for over 90 years and operates 22 full service branches in Everett, Lynnwood, Marysville, Mukilteo, Shoreline, Smokey Point, Issaquah, Clearview, Woodinville, Lake Stevens, Bellevue, Snohomish, North Bend, Burlington and Edmonds.

In October 2009, Cascade Bank was named Favorite Snohomish County Company in the fourth annual NW.Jobs.com People’s Picks awards.  In June 2009, Cascade was ranked #55 on the Seattle Times’ Northwest 100 list of public companies.  In April 2009, Cascade was ranked #5 on the Puget Sound Business Journal’s list of largest bank companies headquartered in the Puget Sound area.

Non-GAAP Financial Measures

This news release contains certain non-GAAP financial measures in addition to results presented in accordance with Generally Accepted Accounting Principles (GAAP).  These measures include tangible book value per share, efficiency ratio and tangible capital/assets ratio.  These measures should not be construed as a substitute for GAAP measures; they should be read and used in conjunction with Cascade’s GAAP financial information.  A reconciliation of the included non-GAAP financial measures to GAAP measures is included elsewhere in this release.

Forward-Looking Statements

Certain of the statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Reform Act.  CASB’s actual results may differ materially from those included in the forward-looking statements.  Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “intend,” “may increase,” “may fluctuate,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” and “could.”  These forward-looking statements involve risks and uncertainties including, but not limited to, economic conditions, portfolio growth, the credit performance of the portfolios, including bankruptcies, and seasonal factors; changes in general economic conditions including the performance of financial markets, prevailing inflation and interest rates, realized gains from sales of investments, gains from asset sales, and losses on commercial lending activities; results of various investment activities; the effects of competitors’ pricing policies, of changes in laws and regulations on competition and of demographic changes on target market populations’ savings and financial planning needs; industry changes in information technology systems on which we are highly dependent; failure of acquisitions to produce revenue enhancements or cost savings at levels or within the time frames originally anticipated or unforeseen integration difficulties; the adoption by CASB of an FFIEC policy that provides guidance on the reporting of delinquent consumer loans and the timing of associated credit charge-offs for financial institution subsidiaries; and the resolution of legal proceedings and related matters.  In addition, the banking industry in general is subject to various monetary and fiscal policies and regulations, which include those determined by the Federal Reserve Board, the Federal Deposit Insurance Corporation, and state regulators, whose policies and regulations could affect CASB’s results.  These statements are representative only on the date hereof, and CASB undertakes no obligation to update any forward-looking statements made.

(more)

Cascade Financial – 4Q09 Results
January 26, 2010

BALANCE SHEET
(Dollars in thousands except per share amounts)	December 31, 2009	September 30, 2009	Three Month Change	December 31, 2008	One Year Change
(Unaudited)
ASSETS
Cash and due from banks	$4,008	$4,401	-9%	$11,859	-66%
Interest-bearing deposits	141,587	69,838	103%	41,607	240%

Securities available-for-sale	227,805	242,136	-6%	123,678	84%
Federal Home Loan Bank (FHLB) stock	11,920	11,920	0%	11,920	0%
Securities held-to-maturity	36,177	26,912	34%	120,594	-70%
Total securities	275,902	280,968	-2%	256,192	8%
Loans
Business	469,196	473,546	-1%	485,060	-3%
R/E construction	256,917	284,888	-10%	406,505	-37%
Commercial R/E	183,286	193,652	-5%	122,951	49%
Multifamily	82,418	84,029	-2%	86,864	-5%
Home equity/consumer	31,738	31,455	1%	30,772	3%
Residential	179,133	163,151	10%	126,089	42%
Total loans	1,202,688	1,230,721	-2%	1,258,241	-4%
Deferred loan fees	(3,575)	(3,204)	12%	(3,069)	16%
Allowance for loan losses	(25,900)	(24,749)	5%	(16,439)	58%
Loans, net	1,173,213	1,202,768	-2%	1,238,733	-5%
Real estate owned (REO) and other repossessed assets	18,842	6,967	170%	1,446	NM
Premises and equipment, net	14,526	15,009	-3%	15,463	-6%
Bank owned life insurance	24,522	24,275	1%	23,638	4%
Goodwill	12,885	12,885	0%	24,585	-48%
Core deposit intangible, net	352	388	-9%	493	-29%
Other assets	38,791	29,488	32%	23,303	66%
Total assets	$1,704,628	$1,646,987	3%	$1,637,319	4%

LIABILITIES AND EQUITY
Liabilities:
Deposits
Personal checking accounts	$294,238	$198,766	48%	$102,123	188%
Business checking accounts	150,684	128,846	17%	84,720	78%
Total checking accounts	444,922	327,612	36%	186,843	138%
Savings and money market accounts	133,130	128,918	3%	204,035	-35%
Certificates of deposit	561,722	576,133	-3%	615,904	-9%
Total deposits	1,139,774	1,032,663	10%	1,006,782	13%
FHLB advances	239,000	239,000	0%	249,000	-4%
Securities sold under agreement to repurchase	145,410	147,455	-1%	146,390	-1%
Federal Reserve borrowings	20,000	60,000	-67%	40,000	-50%
Jr. Sub. Deb. (Trust Preferred Securities)	15,465	15,465	0%	15,465	0%
Jr. Sub. Deb. (Trust Preferred Securities), at fair value	3,341	8,357	-60%	10,510	-68%
Other liabilities	7,188	7,489	-4%	9,050	-21%
Total liabilities	1,570,178	1,510,429	4%	1,477,197	6%

Stockholders' equity:
Preferred stock	37,038	36,931	0%	36,616	1%
Common stock and paid in capital	41,154	41,129	0%	40,901	1%
Retained earnings	55,024	54,503	1%	80,876	-32%
Warrants issued to US Treasury	2,389	2,389	0%	2,389	NM
Accumulated other comprehensive gain (loss), net	(1,155)	1,606	NM	(660)	NM
Total stockholders' equity	134,450	136,558	-2%	160,122	-16%
Total liabilities and stockholders' equity	$1,704,628	$1,646,987	3%	$1,637,319	4%

(more)

Cascade Financial – 4Q09 Results
January 26, 2010

STATEMENT OF OPERATIONS
(Dollars in thousands except per share amounts)	Quarter Ended December 31, 2009	Quarter Ended September 30, 2009	Three Month Change	Quarter Ended December 31, 2008	One Year Change
(Unaudited)
Interest income	$20,014	$20,189	-1%	$22,419	-11%
Interest expense	9,586	9,271	3%	11,291	-15%
Net interest income	10,428	10,918	-4%	11,128	-6%
Provision for loan losses	8,000	4,000	100%	2,400	233%
Net interest income after provision for loan losses	2,428	6,918	-65%	8,728	-72%
Other income:
Checking fees	1,323	1,342	-1%	1,208	10%
Service fees	261	237	10%	266	-2%
Bank owned life insurance	265	239	11%	266	0%
Gain on sales/calls of securities	649	852	-24%	2	NM
Gain on sale of loans	15	23	-35%	9	67%
Fair value gains	5,017	351	NM	25	NM
Other	115	123	-7%	114	1%
Total other income	7,645	3,167	141%	1,890	304%

Total income	10,073	10,085	0%	10,618	-5%
Other expenses:
Compensation expense	3,428	3,382	1%	3,505	-2%
Other operating expenses	4,050	3,989	2%	3,675	10%
REO expense	1,001	505	98%	13	NM
Writedowns/losses on sale of REO	141	69	104%	-	NM
Total other expenses	8,620	7,945	8%	7,193	20%

Net income before provision for income tax	1,453	2,140	-32%	3,425	-58%

Provision for income tax	338	507	-33%	964	-65%

Net income	1,115	1,633	-32%	2,461	-55%

Dividends on preferred stock	487	487	0%	216	125%
Accretion of issuance discount on preferred stock	107	105	2%	35	206%

Income available for common stockholders	$521	$1,041	-50%	$2,210	-76%

NET INCOME PER COMMON SHARE INFORMATION

Net income per common share, basic	$0.04	$0.09	-50%	$0.18	-77%
Net income per common share, diluted	$0.04	$0.09	-50%	$0.18	-76%

Weighted average number of shares outstanding
Basic	12,146,080	12,128,257		12,071,032
Diluted	12,146,080	12,128,257		12,119,401

(more)

Cascade Financial – 4Q09 Results
January 26, 2010

STATEMENT OF OPERATIONS	Twelve Months Ended	Twelve Months Ended	Twelve Month
(Dollars in thousands except per share amounts)	December 31, 2009	December 31, 2008	Change
(Unaudited)
Interest income	$81,828	$92,571	-12%
Interest expense	38,540	46,686	-17%
Net interest income	43,288	45,885	-6%
Provision for loan losses	44,175	7,240	510%
Net interest (loss) income after provision for loan losses	(887)	38,645	-102%
Other income:
Checking fees	5,047	4,848	4%
Service fees	1,033	1,092	-5%
Bank owned life insurance	952	1,056	-10%
Gain on sales/calls of securities	1,845	398	364%
Gain on sale of loans	176	128	38%
Fair value gains	7,169	912	686%
Other	474	453	5%
Total other income	16,696	8,887	88%

Total income	15,809	47,532	-67%
Other expenses:
Compensation expense	14,004	14,544	-4%
Other operating expenses	17,007	13,936	22%
REO expense	1,829	60	NM
Writedowns/losses on sale of REO	1,489	3	NM
OTTI charge	858	17,338	-95%
Other expenses excluding goodwill impairment	35,187	45,881	-23%
Goodwill impairment	11,700	-	NM
Total other expenses	46,887	45,881	2%

Net (loss) income before benefit for income tax	(31,078)	1,651	NM

Benefit for income tax	(7,610)	(439)	NM

Net (loss) income	(23,468)	2,090	NM

Dividends on preferred stock	1,943	216	800%
Accretion of issuance discount on preferred stock	422	35	NM

(Loss) income available for common stockholders	$(25,833)	$1,839	NM

NET (LOSS) INCOME PER COMMON SHARE INFORMATION

Net (loss) income per common share, basic	$(2.13)	$0.15	NM
Net (loss) income per common share, diluted	$(2.13)	$0.15	NM

Weighted average number of shares outstanding
Basic	12,121,113	12,053,084
Diluted	12,121,113	12,159,174

(more)

Cascade Financial – 4Q09 Results
January 26, 2010

(Dollars in thousands except per share amounts)(Unaudited)
	Quarter Ended			Twelve Months Ended
PERFORMANCE MEASURES AND RATIOS	Dec.31, 2009	Sept. 30, 2009	Dec.31, 2008	Dec.31, 2009	Dec.31, 2008
Return on average common equity	4.46%	6.77%	7.33%	-21.99%	1.49%
Return on average assets	0.26%	0.40%	0.62%	-1.43%	0.14%
Efficiency ratio (excluding OTTI and goodwill impairment)	47.70%	56.41%	55.25%	57.23%	52.11%
Net interest margin	2.79%	3.03%	3.01%	2.96%	3.20%

	Quarter Ended			Twelve Months Ended
AVERAGE BALANCES	Dec.31, 2009	Sept. 30, 2009	Dec.31, 2008	Dec.31, 2009	Dec.31, 2008
Average assets	$1,679,477	$1,634,855	$1,580,279	1,640,201	1,534,458
Average earning assets	1,483,361	1,430,829	1,469,312	1,461,272	1,435,055
Average total loans	1,232,078	1,231,888	1,226,143	1,242,588	1,183,072
Average deposits	1,083,453	1,024,489	979,591	1,017,348	966,316
Average equity (including preferred stock)	137,024	133,375	137,164	143,534	129,083
Average common equity (excluding preferred stock)	100,056	96,513	122,513	106,716	125,400
Average tangible common equity (excluding pref stock and goodwill)	86,803	83,223	97,416	90,523	100,251

EQUITY ANALYSIS	Dec.31, 2009	Sept. 30, 2009	Dec.31, 2008
Total equity	$134,450	$136,558	$160,122
Less: preferred stock	37,038	36,931	36,616
Total common equity	97,412	99,627	123,506
Less: goodwill and intangibles	13,237	13,273	25,078
Tangible common equity	$84,175	$86,354	$98,428

Common stock outstanding	12,146,080	12,146,080	12,071,032
Book value per common share	$8.02	$8.20	$10.23
Tangible book value per common share	$6.93	$7.11	$8.15

ASSET QUALITY	Dec.31, 2009	Sept. 30, 2009	Dec.31, 2008
Nonperforming loans (NPLs)	$106,096	$125,687	$40,278
Nonperforming loans/total loans	8.82%	10.21%	3.20%
REO and other repossessed assets	$18,842	$6,967	$1,446
Nonperforming assets	$124,938	$132,654	$41,724
Nonperforming assets/total assets	7.33%	8.05%	2.55%
Net loan charge-offs in the quarter	$6,388	$3,368	$506
Net charge-offs in the quarter/total loans	0.53%	0.27%	0.04%

Allowance for loan losses	$25,900	$24,749	$16,439
Plus: Allowance for off-balance sheet commitments	69	75	93
Total allowance for loan losses	$25,969	$24,824	$16,532
Total allowance for loan losses/total loans	2.16%	2.02%	1.31%
Total allowance for loan losses/nonperforming loans	24%	20%	41%

Capital/asset ratio (inc. Jr. Sub. Deb.)	9.35%	9.81%	11.31%
Capital/asset ratio (Tier 1, inc. Jr. Sub. Deb.)	8.84%	9.05%	10.30%
Tangible cap/asset ratio (ex. Jr. Sub. Deb. and preferred stock)	4.98%	5.29%	6.11%
Risk based capital/risk weighted asset ratio	13.14%	13.00%	13.26%

	Quarter Ended
INTEREST SPREAD ANALYSIS	Dec.31, 2009	Sept. 30, 2009	Dec.31, 2008
Yield on interest-bearing deposits	0.20%	0.21%	0.35%
Yield on total loans	5.54%	5.51%	6.16%
Yield on investments	4.11%	4.38%	5.35%
Yield on earning assets	5.35%	5.60%	6.07%

Cost of deposits	1.55%	1.51%	2.53%
Cost of FHLB advances	4.35%	4.35%	4.18%
Cost of Federal Reserve borrowings	0.25%	0.25%	1.08%
Cost of securities sold under agreement to repurchase	5.88%	5.89%	5.01%
Cost of Jr. Sub. Deb.	8.76%	8.70%	8.12%
Cost of interest-bearing liabilities	2.65%	2.63%	3.33%

Net interest spread	2.70%	2.97%	2.74%
Net interest margin	2.79%	3.03%	3.01%

(more)

Cascade Financial – 4Q09 Results
January 26, 2010

RECONCILIATION TO NON-GAAP FINANCIAL MEASURES*

(Dollars in thousands)		Quarter Ended		Twelve Months Ended
(Unaudited)	Dec.31, 2009	Sept. 30, 2009	Dec.31, 2008	Dec.31, 2009	Dec.31, 2008

EFFICIENCY RATIO
Net interest income	$10,428	$10,918	$11,128	$43,288	$45,885
Other income	7,645	3,167	1,890	16,696	8,887
Total income	$18,073	$14,085	$13,018	$59,984	$54,772

Total other expenses	$8,620	$7,945	$7,193	$46,887	$45,881
OTTI	$-	$-	$-	$(858)	$(17,338)
Goodwill impairment	$-	$-	$-	$(11,700)	$-
Total other expenses (excluding OTTI and goodwill impairment)	$8,620	$7,945	$7,193	$34,329	$28,543

Efficiency ratio (excluding OTTI and goodwill impairment)	47.70%	56.41%	55.25%	57.23%	52.11%

TANGIBLE COMMON EQUITY RATIO
Total assets	$1,704,628	$1,646,987	$1,637,319
Less goodwill and intangibles	13,237	13,273	25,078
Total tangible assets	$1,691,391	$1,633,714	$1,612,241

Tangible common equity	$84,175	$86,354	$98,428
Tangible cap/asset ratio (ex. Jr. Sub. Deb. and preferred stock)	4.98%	5.29%	6.11%

*Management believes that the presentation of non-GAAP results provides useful information to investors regarding the effects on the Company's reported results of operations.

Note:  Transmitted on GlobeNewswire at 1:00 p.m. PST on January 26, 2010.